UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 06, 2022

TECHTARGET, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33472	04-3483216
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Grove Street
Newton, Massachusetts		02466
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 431-9200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	TTGT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 6, 2022, TechTarget, Inc. (the “Company”) committed to a restructuring plan (the “Plan”) intended to generate operational efficiencies, strengthen the Company’s financial position through reducing costs, and better align the Company’s operations with its current strategic objectives. The Plan involves streamlining the operations of certain business units within the Company and includes the elimination of approximately 60 positions, or approximately 5% of the Company’s current workforce.

The Company estimates that it will incur pre-tax restructuring and related charges to its GAAP financial results of approximately $4.5 million to $5.0 million, consisting primarily of notice and severance payments, employee benefits, and related facilitation cash expenses of approximately $2.0 million to $2.5 million as well as a non-cash charge related to the vesting of share-based awards of approximately $2.5 million. The Company expects to incur these non-recurring, cash charges and a stock-based compensation charge related to the vesting of share-based awards for employees who were terminated in the fourth quarter of 2022. The Company expects the Plan will be substantially complete by the end of the first quarter of 2023, subject to all applicable local law and consultation requirements, which may cause certain activities under the Plan to extend beyond the first quarter of 2023 in certain countries.

The Company may also incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur as a result of or in connection with the implementation of the Plan and may revise its estimates, as appropriate, consistent with GAAP. The Company intends to exclude the charges associated with the Plan from its non-GAAP financial measures.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included or referenced in this Form 8-K that address activities, events or developments which we expect will or may occur in the future are forward-looking statements, including statements regarding the expected timing of and costs to be incurred in connection with the Plan. In some cases, you can identify forward-looking statements because they contain words such as “may,” “intend,” “expects,” “plans,” “anticipates,” “intends,” “estimates,” “current” or “contemplated,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, priorities, plans, or intentions. Such statements may include those regarding our future financial results and other projections or measures of our future operating performance, the purpose, scope and costs expected to be incurred in connection with the Plan. These statements speak only as of the date of this Form 8-K and are based on our current plans and expectations. Such forward-looking statements are not guarantees of future performance and involve important risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services, including continued increased sales of our IT Deal Alert offerings and continued increased international growth; relationships with customers, strategic partners and employees; the duration and extent of the COVID-19 pandemic; difficulties in integrating acquired businesses; changes in economic or regulatory conditions or other trends affecting the internet, internet advertising and information technology industries; data privacy laws, rules, and regulations; the impact of foreign currency exchange rates; inflation, interest rate fluctuations and general economic and market conditions on our results and other matters included in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022. Actual results may differ materially from those contemplated by the forward-looking statements. We undertake no obligation to update our forward-looking statements to reflect future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 9, 2022	By:	/s/ Daniel T. Noreck
Daniel T. Noreck Chief Financial Officer and Treasurer